UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 18, 2005
AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 E. Houston, San Antonio, Texas	78205

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
SBC COMMUNICATIONS INC.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 18, 2005, AT&T Inc. (the “Company”), formerly known as SBC Communications Inc., announced that the merger (the “Merger”) of Tau Merger Sub Corporation (“Merger Sub”), a wholly owned subsidiary of the Company, with and into AT&T Corp. (“Old AT&T”) was consummated in accordance with the Agreement and Plan of Merger, dated as of January 30, 2005, among Old AT&T, the Company and Merger Sub (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each outstanding share of Old AT&T common stock was exchanged for 0.77942 shares of the Company’s common stock. The Company issued approximately 632 million shares to former Old AT&T shareholders, giving them an approximate 16% stake in the Company. In addition, Old AT&T paid a special dividend of $1.30 per share to holders of its common stock as of immediately prior to the effective time of the Merger. Based on the closing price of $24.17 per share of the Company’s common stock on the New York Stock Exchange on November 17, 2005, the last trading day before the closing of the Merger, the aggregate value of the consideration paid to former Old AT&T shareholders in connection with the Merger was approximately $15.3 billion. With the close of the transaction, Old AT&T, which traded under the symbol “T”, ceased to be listed on the New York Stock Exchange. The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
As a result of the issuance of 768,391.4 shares of the Company’s Perpetual Cumulative Preferred Stock, par value $1 per share (the “Subsidiary Preferred Shares”), on November 18, 2005, the ability of the Company to declare or pay dividends on or purchase, redeem or otherwise acquire shares of its common stock will be subject to certain restrictions in the event that the Company fails to pay dividends on the Subsidiary Preferred Shares. In addition, the Company may not take certain corporate actions that would affect adversely the holders of the Subsidiary Preferred Shares without the consent of the holders of either 66 2/3% or a majority of the Subsidiary Preferred Shares, voting separately as a class (with the required vote depending on the type of action to be taken). Such restrictions are set forth in the Certificate of Designations establishing the terms of the Subsidiary Preferred Shares, which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
All of the issued and outstanding Subsidiary Preferred Shares, with an aggregate liquidation preference of $768,391,400, are owned by wholly owned subsidiaries of the Company, and the Company has no current intention to sell or otherwise transfer any of these shares to any person or entity that is not a wholly owned subsidiary of the Company. Under Delaware law, the Subsidiary Preferred Shares are not entitled to vote so long as they are held by subsidiaries of the Company. The Subsidiary Preferred Shares were issued as merger consideration in exchange for shares of preferred stock of Old AT&T that were formerly owned exclusively by wholly owned subsidiaries of Old AT&T, in connection with the closing of the Company’s acquisition of Old AT&T that is described more fully in Item 2.01 above.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 18, 2005, the Board of Directors of the Company increased the size of the Board to 18 members and elected each of William F. Aldinger III, David W. Dorman, and Jon C. Madonna as Directors of the Company, effective November 18, 2005.
At that same time, Mr. Dorman was appointed President of the Company. Mr. Dorman is expected to resign both positions after a brief transition period. All individuals had been Directors of Old AT&T prior to the closing of the Merger.
The following is the biographical information regarding the new Directors of the Company:
William F. Aldinger III, age 58, was a Director of Old AT&T from 2003 until the completion of the Merger. He retired as Chairman and Chief Executive Officer of HSBC North America Holdings Inc., a financial services company, in 2005. He joined HSBC Finance Corporation, formerly known as Household International, Inc., in 1994 as President and Chief Executive Officer. Mr. Aldinger became Chairman of Household International, Inc. in May 1996. Mr. Aldinger is a Director of Illinois Tool Works Inc., KKR Financial Corporation, Charles Schwab Corporation and MasterCard International.
David W. Dorman, age 51, was the Chairman of the Board and Chief Executive Officer of Old AT&T from November 2002 until the completion of the Merger and was a Director of Old AT&T from 2002 until the completion of the Merger. He was President of Old AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by Old AT&T and British Telecommunications plc, from 1999 to 2000. Mr. Dorman was Chairman, President and Chief Executive Officer of PointCast Incorporated from 1997 to 1999; Executive Vice President of the Company in 1997; Chairman, President and Chief Executive Officer of Pacific Bell from 1994 to 1997; and President of Sprint Business from 1990 to 1994. He served as a member of the President’s Advisory Committee of High-Performance Computing and Communications, Information Technology and the Next-Generation Internet. Mr. Dorman is a Director of Scientific Atlanta, Inc. and Yum! Brands, Inc.
Jon C. Madonna, age 62, was a Director of Old AT&T from 2002 until the completion of the Merger. He is a retired Chairman and Chief Executive Officer of KPMG, an international accounting and consulting firm. He was with KPMG for 28 years where he held numerous senior leadership positions throughout his career and served as Chairman from 1990 to 1996. Subsequent to his retirement from KPMG, Mr. Madonna served as Vice Chairman of Travelers Group, Inc. from 1997 to 1998 and President and Chief Executive Officer of Carlson Wagonlit Corporate Travel, Inc. from 1999 to 2000. He was Chief Executive Officer of DigitalThink, Inc. from 2001 to 2002, and was Chairman of DigitalThink, Inc. from April 2002 to May 2004. Mr. Madonna is a Director of Albertson’s, Inc., Phelps Dodge Corporation and Tidewater Inc.
The Company has previously entered into an employment agreement, dated as of January 30, 2005, with Mr. Dorman (the “Employment Agreement”). The Employment Agreement provides for a term of employment commencing upon completion of the Merger and ending on Mr. Dorman’s date of termination of employment. During the term of his employment, Mr. Dorman will receive an annual base salary of no less than his annual base salary for 2005 at Old AT&T. In addition, for each fiscal year ending during the term, Mr. Dorman will be eligible to be awarded an annual bonus in cash on substantially the same terms as peer executives of the Company and its affiliates, which for the 2005 fiscal year will be pro rated and at least at the same target percentage of annual base salary as was established by Old AT&T for 2005. Mr. Dorman also will be eligible to participate on the same terms as peer executives of the Company and its affiliates in all long-term incentive plans of the Company beginning with the first performance period starting after completion of the Merger. During the term, Mr. Dorman will be eligible for, and receive benefits under, employee benefit and perquisite arrangements no less favorable than those generally applicable or made available to peer executives of the Company and, during the first six months of the term, those generally applicable or made available to Mr. Dorman at Old AT&T prior to completion of the Merger.
The Employment Agreement further provides that if, during the first six months of the term, Mr. Dorman’s employment is terminated by the Company without cause (as defined in the agreement) or Mr. Dorman resigns for any reason, Mr. Dorman will be entitled to receive:
•	A pro rata target bonus for the year in which the termination occurs;

•	An amount equal to the amount Mr. Dorman would have been entitled to receive under any plan, agreement or program of Old AT&T (other than his Old AT&T SERP described below) had his employment been terminated without cause immediately after completion of the Merger (subject to Mr. Dorman’s execution of any release required under any such plan, agreement or program);

•	Vesting and full term exercisability (as provided by their terms) for all Old AT&T equity based awards;

•	Payment of an annuity under his supplemental retirement arrangement equal to 60% of his final three-year average total cash compensation with a 50% joint and survivor annuity to Mr. Dorman and his spouse; and

•	Lifetime medical and dental benefits on the same terms and at the same cost as such benefits would have been provided had Mr. Dorman terminated employment as of immediately before completion of the Merger, and Mr. Dorman will be covered under the Company’s Executive Health Plan or successor plan.
If, during the first six months of the term, Mr. Dorman’s employment is terminated by the Company without cause (as defined in the agreement) or Mr. Dorman resigns for any reason, a consulting agreement entered into between Mr. Dorman and the Company in connection with entering into the Employment Agreement will become effective. Under the consulting agreement, Mr. Dorman will provide consulting services for a three-year period following his termination as may be reasonably requested by the Board of Directors of the Company or the Chief Executive Officer of the Company. In consideration for providing such services, Mr. Dorman will be granted 400,000 shares of restricted stock of the Company that will vest in three equal annual installments on the first three anniversaries of the date of grant. If Mr. Dorman’s consulting services are terminated during the term of the consulting agreement on account of his death, disability or by the Company other than for cause, the restrictions on the then remaining shares of restricted stock, if any, will immediately lapse. If Mr. Dorman voluntarily terminates the consulting agreement or is terminated by the Company for cause, then any unvested shares of restricted stock will be forfeited.
If Mr. Dorman’s employment is terminated by the Company for cause or for any reason after the first 6 months of the term, the only compensation and benefits he will receive are (i) his unpaid annual base salary, (ii) the Old AT&T SERP (if his termination is not for cause) and (iii) any other vested and accrued benefits.
In the event that any payments to Mr. Dorman are subject to an excise tax under Section 4999 of the Code, Mr. Dorman will be entitled to an additional payment so that he remains in the same after-tax position he would have been in had the excise tax not been imposed, unless the value of the “parachute payments” to Mr. Dorman is less than 110% of the maximum amount that

Mr. Dorman could receive without being subject to the excise tax, in which case Mr. Dorman’s “parachute payments” will be reduced to the maximum amount that Mr. Dorman could receive without being subject to the excise tax.
The description of Mr. Dorman’s Employment Agreement contained in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 18, 2005, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to its Restated Certificate of Incorporation, which sets forth the terms of the Subsidiary Preferred Shares. A copy of the Certificate of Designations is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On November 18, 2005, the Board of Directors of the Company merged a wholly-owned subsidiary of the Company into the Company and, in connection with such merger, changed the name of the Company from “SBC Communications Inc.” to “AT&T Inc.” On the same day, the Company filed a Restated Certificate of Incorporation, reflecting the name change. A copy of the Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

The Report of Independent Registered Public Accounting Firm is hereby incorporated by reference to Exhibit 99.2 hereto.

The audited consolidated balance sheets of Old AT&T as of December 31, 2004 and December 31, 2003 and the consolidated statements of operations, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows of Old AT&T for each of the three years in the period ended December 31, 2004, and the notes related thereto, are hereby incorporated by reference to Exhibit 99.3 hereto.

The unaudited consolidated condensed balance sheets of Old AT&T as of September 30, 2005 and the consolidated condensed statements of operations, condensed consolidated statements of changes in shareholders’ equity and consolidated condensed statements of cash flows for the period ended September 30, 2005, and the notes related thereto, are herby incorporated by reference to Exhibit 99.4 hereto.

(b)	Pro Forma Financial Information.

The Company intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 30, 2005, among AT&T Corp., SBC Communications Inc. and Tau Merger Sub Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 31, 2005)

3.1	Restated Certificate of Incorporation of AT&T Inc., filed with the Secretary of State of the State of Delaware on November 18, 2005

4.1	Certificate of Designations for Perpetual Cumulative Preferred Stock of SBC Communications Inc., filed with the Secretary of State of the State of Delaware on November 18, 2005

99.1	Employment Agreement by and between SBC Communications Inc. and David W. Dorman, dated as of January 30, 2005 (incorporated by reference to Exhibit 99.7 to the Company’s Registration Statement on Form S-4 (File No. 333-123283) filed on March 11, 2005)

99.2	Report of Independent Registered Public Accounting Firm (incorporated by reference to AT&T Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004)

99.3	The audited consolidated balance sheets of AT&T Corp. as of December 31, 2004 and December 31, 2003 and the consolidated statements of operations, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows of the Company for each of the three years in the period ended December 31, 2004, and the notes related thereto (incorporated by reference to AT&T Corp.’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2004)

99.4	The unaudited consolidated condensed balance sheets of AT&T Corp. as of September 30, 2005 and the consolidated condensed statements of operations, condensed consolidated statements of changes in shareholders’ equity and consolidated condensed statements of cash flows for the period ended September 30, 2005, and the notes related thereto (incorporated by reference to AT&T Corp.’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: November 21, 2005	By:	/s/John J. Stephens

John J. Stephens Vice President and Controller